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                                                                    EXHIBIT 99.1

HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS

                                             Standard     Moody's
                                             & Poor's   Investors
                                          Corporation     Service   Fitch, Inc.
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At March 31, 2002
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
Household International, Inc.
     Senior debt                                    A          A3             A
     Commercial paper                             A-1         P-2           F-1
     Preferred stock                             BBB+        Baa2            A-
Household Finance Corporation
     Senior debt                                    A          A2             A
     Senior subordinated debt                      A-          A3            A-
     Commercial paper                             A-1         P-1           F-1
Household Bank, f.s.b.
     Senior debt                                    A          A2             A
     Subordinated debt                             A-          A3            A-
     Certificates of deposit
         (long/short-term)                      A/A-1      A2/P-1        A+/F-1
     Bank notes                                   A-1         P-1           F-1
Household Bank plc
     Senior debt                                    A          A2             A
     Commercial paper                             A-1         P-1            NR
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

NR - Not rated

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